UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2014, Cowen Group, Inc. (the “Company”) entered into an underwriting agreement with Sterne, Agee & Leach, Inc., as representative of the several underwriters named therein, pursuant to which the underwriters agreed to purchase from the Company $55.00 million aggregate principal amount of 8.25% senior notes due 2021 (the “Notes”). The Underwriters may also purchase up to an additional $8.25 million of Notes from the Company at the public offering price, less the underwriting discount, within 30 days from the date of the prospectus supplement (referred to below).

The Notes were registered for offer and sale pursuant to an effective Registration Statement on Form S-3 (File No. 333-197513) filed with the Securities and Exchange Commission on August 6, 2014, and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission.

The public offering price of the Notes was 100.0% of the principal amount (i.e., $55.00 million). The Company will receive net proceeds after the underwriting discount and estimated expenses payable by the Company of approximately $52.42 million and will use such proceeds to (i) capitalize Cowen Finance, a new commercial finance company being organized by the Company and (ii) for general corporate purposes. If the Underwriters exercise the overallotment option in full, the total net proceeds will be approximately $ 60.41 million.

The offering of the Notes is expected to close on October 10, 2014, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01. Other Events

On October 3, 2014, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1                               Underwriting Agreement, dated October 3, 2014, by and between Cowen Group, Inc. and Sterne, Agee & Leach, Inc., as representative of the several Underwriters named therein.

12.1                        Statement re: Computation of Ratio of Earnings to Fixed Charges.

99.1                        Press release issued by Cowen Group, Inc. on October 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: October 6, 2014	By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel

EXHIBIT INDEX

Exhibit
No.	Exhibit

1.1	Underwriting Agreement, dated October 3, 2014, by and between Cowen Group, Inc. and Sterne, Agee & Leach, Inc., as representative of the several Underwriters named therein.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

99.1	Press release issued by Cowen Group, Inc. on October 3, 2014.